Exhibit 99.2

Wynn Resorts Declares $8 Cash Dividend

LAS VEGAS, November 2, 2010 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq: WYNN), announced today that its Board of Directors declared a cash dividend of $8.00 per share on its outstanding common stock. This dividend will be payable on December 7, 2010, to stockholders of record on November 23, 2010. The stock will begin to trade ex-dividend on November 19, 2010.

Forward-looking Statements

This release contains forward-looking statements regarding payment of certain cash dividends by the Company. Such forward-looking information involves important risks and uncertainties that could significantly affect payment by the Company of the cash dividends. The risks and uncertainties include, but are not limited to competition in the casino/hotel and resorts industries, the Company’s dependence on existing management, levels of travel, leisure and casino spending, general economic conditions, and changes in gaming laws or regulations. Additional information concerning potential factors that could affect payment by the Company of the cash dividends is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update its forward-looking statements as a result of new information, future events or otherwise.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com